Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

On June 25, 2010, Houston Wire & Cable Company, a Delaware corporation (“HWC” or the “Company”), completed its acquisition of the limited partnership interests in Southwest Wire Rope LP and its wholly owned subsidiary Southern Wire LLC, previously referred to as the Heavy Lift Business of Teleflex Incorporated (“Heavy Lift”), pursuant to an Equity Interest Purchase Agreement between HWC and Teleflex Incorporated, a Delaware corporation, for a purchase price of $50,000,000 subject to a closing working capital adjustment.

The following unaudited pro forma condensed combined financial statements of HWC present the combined financial position and results of operations of HWC and Heavy Lift as if the acquisition described above occurred as of March 31, 2010 for purposes of the unaudited pro forma condensed combined balance sheet as of March 31, 2010, and as of January 1, 2009 for purposes of the unaudited pro forma condensed combined statements of income for the year ended December 31, 2009 and for the three months ended March 31, 2010.

The acquisition will be accounted for using the purchase method of accounting. Under this method, the purchase price will be allocated to the assets acquired and liabilities assumed based on their fair values as of the acquisition date. Any excess of the purchase price over the fair value of the net assets acquired (including identifiable intangible assets) will be allocated to goodwill. The allocation of the purchase price to the identified tangible and intangible assets acquired and liabilities assumed based on their respective fair values requires extensive use of accounting estimates and judgments. For the preliminary purchase price allocation, HWC estimated the fair values of assets and liabilities based upon assumptions the Company believes are reasonable. The Company’s process for estimating the fair values of identifiable intangible assets, and certain tangible assets, requires significant estimates and assumptions including, but not limited to, estimating future cash flows and discount rates. The purchase price allocation is subject to finalization of the Company’s analysis of the fair value of the assets acquired and liabilities assumed, and therefore is preliminary and may be adjusted upon completion of the final valuation. Such adjustments could be significant. The final allocation is expected to be completed as soon as practicable, but no later than 12 months from the acquisition date.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings or other synergies that might result from the transaction. They are provided for informational purposes only and are not necessarily indicative of the combined financial position or results of operation for future periods or the financial position or results that actually would have been realized had the acquisition occurred during the specified period.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and notes thereto of HWC and other financial information pertaining to HWC included in its annual report on Form 10-K as of and for the year ended December 31, 2009 and quarterly reports on Form 10-Q as of and for the three months ended March 31, 2010 and as of and for the six months ended June 30, 2010.

Houston Wire & Cable Company
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2010
(in thousands)

	Historical		Pro Forma		Pro Forma
	HWC	Heavy Lift	Adjustments		Combined
ASSETS
Current assets:
Accounts receivable, net	$43,786	$50	8,934	(a)	52,770
Due from related parties	—	4,420	(4,420)	(b)	—
Inventories, net	56,263	9,474	(277)	(c)	65,460
Deferred income taxes	1,801	832	(225)	(m)	2,408
Prepaids	860	46	—		906
Total current assets	102,710	14,822	4,012		121,544

Property and equipment, net	3,136	5,345	(753)	(d)	7,728
Goodwill	2,362	7,597	8,600	(o)	18,559
Deferred income taxes	3,043	—	(3,043)	(e)	—
Other assets	10	43	580	(f)	633
Intangible assets	—	5,525	23,195	(g)	28,720
Total assets	$111,261	$33,332	$32,591		$177,184

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Book overdraft	423	—	—		423
Trade accounts payable	9,846	6,033	(2,600)	(h)	13,279
Accrued and other current liabilities	8,931	936	3,663	(i)	13,530
Income taxes payable	1,472	719	—		2,191
Total current liabilities	20,672	7,688	1,063		29,423

Long term obligations	9,000	—	50,000	(j)	59,000
Deferred tax liabilities	—	1,347	5,681	(n)	7,028
Other liabilities	—	1,055	(911)	(k)	144

Stockholders' equity:
Preferred stock	—	—	—		—
Common stock	21	—	—		21
Additional paid-in-capital	57,164	—	—		57,164
Retained earnings	77,776	23,242	(23,242)	(l)	77,776
Treasury stock	(53,372)	—	—		(53,372)
Total stockholders' equity	81,589	23,242	(23,242)		81,589
Total liabilities & stockholders' equity	$111,261	$33,332	$32,591		$177,184

Houston Wire & Cable Company
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Months Ended March 31, 2010
(in thousands, except share and per share data)

	Historical
	HWC	Heavy Lift	Pro Forma Adjustments		Pro Forma Combined

Sales	$61,168	$15,540	$—		$76,708
Cost of Sales	48,661	12,674	(815)	(p)	60,520
Gross Profit	12,507	2,866	815		16,188

Operating Expenses:
Salaries and commissions	5,119	857	673	(p)	6,649
Operating Expenses	4,395	1,125	(253)	(q)	5,267
Depreciation and Amortization	142	135	219	(r)	496
Total Operating Expenses	9,656	2,117	639		12,412

Operating Income	2,851	749	176		3,776

Interest Expense	76	—	248	(s)	324
Interest income from related parties	—	(1,160)	1,160	(t)	—
Income before income taxes	2,775	1,909	(1,232)		3,452
Income taxes	1,070	719	(474)	(u)	1,315
Net Income	$1,705	$1,190	$(758)		$2,137

Earnings per share:
Basic	0.10				0.12
Diluted	0.10				0.12
Weighted average common shares outstanding:
Basic	17,652,881				17,652,881
Diluted	17,703,953				17,703,953

Houston Wire & Cable Company
Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2009
(in thousands, except share and per share data)

	Historical
	HWC	Heavy Lift	Pro Forma Adjustments		Pro Forma Combined

Sales	$254,819	$80,621	$—		$335,440
Cost of Sales	201,865	68,173	(2,910)	(v)	267,128
Gross Profit	52,954	12,448	2,910		68,312

Operating Expenses:
Salaries and commissions	20,596	3,840	2,794	(v)	27,230
Operating Expenses	18,023	4,913	(1,000)	(w)	21,936
Depreciation and Amortization	563	540	872	(x)	1,975
Total Operating Expenses	39,182	9,293	2,666		51,141

Operating Income	13,772	3,155	244		17,171

Interest Expense	520	—	992	(y)	1,512
Interest income from related parties	—	(4,123)	4,123	(z)	—
Income before income taxes	13,252	7,278	(4,871)		15,659
Income taxes	5,220	2,660	(1,875)	(aa)	6,005
Net Income	$8,032	$4,618	$(2,996)		$9,654

Earnings per share:
Basic	0.46				0.55
Diluted	0.45				0.55
Weighted average common shares outstanding:
Basic	17,648,696				17,648,696
Diluted	17,665,924				17,665,924

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

1. Basis of Presentation

On June 25, 2010, HWC completed its acquisition of Heavy Lift in a transaction accounted for using the purchase method of accounting in accordance with ASC 805-10, Business Combinations. The aggregate cash consideration paid by HWC for the outstanding equity interests of Heavy Lift was $50,000. Further, an estimated payment based on the closing working capital of approximately $1,200 has been reflected as additional purchase price for an aggregate pro forma purchase price of $51,200.

The unaudited pro forma condensed combined financial statements of HWC are presented as of and for the three months ended March 31, 2010, and for the year ended December 31, 2009. Certain reclassifications have been reflected on Heavy Lift’s financial statements to conform the presentation to the format used by HWC. Additional reclassifications may be necessary in the final accounting for the acquisition.

The unaudited pro forma condensed combined financial statements of HWC present the combined financial position and results of operations of HWC and Heavy Lift as if the acquisition described above occurred as of March 31, 2010 for purposes of the unaudited pro forma condensed combined balance sheet as of March 31, 2010, and as of January 1, 2009 for purposes of the unaudited pro forma condensed combined statements of income for the year ended December 31, 2009, and for the three months ended March 31, 2010.

The unaudited pro forma combined condensed financial statements include estimates to adjust the assets and liabilities of Heavy Lift to their respective fair values based on information available at this time. These preliminary estimates may vary from the estimates in the final accounting for the acquisition as additional information becomes available, which may result in a change in the amount of goodwill recognized. Valuations to determine the fair value of the assets acquired and liabilities assumed have not been finalized nor has a final decision been reached regarding making an election to treat the transaction as an asset acquisition for tax purposes. These pro forma financial statements have been prepared on the assumption that the acquisition will be treated as a stock transaction. Accordingly, the adjustments reflected in the pro forma condensed combined financial statements are preliminary and subject to further revisions and such revisions may be material.

2. Preliminary Pro Forma Purchase Price Allocation

The total pro forma purchase price of the acquisition is summarized as follows:

Cash consideration
Cash paid for Heavy Lift	$50,000
Estimated working capital adjustment	1,200
Total pro forma purchase price	$51,200

The following table provides information regarding the preliminary allocation of the total pro forma purchase price to the Heavy Lift assets acquired and liabilities assumed for pro forma purposes only as if the transaction had occurred as of March 31, 2010:

Total pro forma purchase price		$51,200
Net assets acquired:
Heavy Lift stockholders’ equity at acquisition	19,221
Estimated adjustments to reflect assets and liabilities at fair value:
Property and equipment	459
Land	449
Customer contracts and relationships	18,130
Non-compete arrangements	290
Trademarks and trade names	4,775
Backlog	580
Deferred tax liabilities	(8,901)
		35,003
Pro forma goodwill		$16,197

Identifiable intangible assets with an estimated fair value of approximately $28,720 have been preliminarily identified and included in the unaudited pro forma condensed combined balance sheet. These identifiable intangible assets include customer contracts and relationships ($18,130, useful life of twenty years), non-compete arrangements ($290, useful life of five years), and trademarks and trade names ($10,300, indefinite useful lives). Assumed useful lives for fixed assets are twenty five years for buildings and one to eight years for machinery and equipment. Valuations to determine the fair value of these identifiable intangible assets acquired are in process but have not been completed and, accordingly, the adjustments reflected in the pro forma financial statements are preliminary and subject to further revisions and such revisions may be material. The estimated amortization of these identifiable intangible assets over their respective estimated useful lives has been reflected in the unaudited pro forma condensed combined statements of operations.

Any additional adjustments to reflect Heavy Lift assets and liabilities at fair value would affect the pro forma goodwill and may affect depreciation or amortization expense in the future. Accordingly, the final valuation could result in significantly different amounts from the amounts presented in the pro forma information.

3. Pro Forma Adjustments

Adjustments to Balance Sheet
At March 31, 2010

(a)	Represents the following adjustments to accounts receivables, net:

	Recognize accounts receivable previously sold in connection with the Teleflex securitization program	$8,969
	Estimated closing working capital adjustment	(35)
	Total	$8,934

(b)	Represents the following adjustment to due from related parties:

	Eliminate historical related party balance	$(4,420)

(c)	Represents the following adjustment to inventory:

	Estimated closing working capital adjustment	$(277)

(d)	Represents the following adjustments to property and equipment, net:

	Eliminate the building at 1902 Federal Road not acquired from Teleflex	$(1,661)
	Recognize fair value adjustment associated with acquired backlogs	908
	Total	$ (753)

(e)	Represents the following adjustment to deferred income taxes:

	Reclass of HWC’s long term deferred tax asset	$(3,043)

(f)	Represents the following adjustment to other assets:

	Estimated fair market value adjustment related to backlog	$580

(g)	Represents the following adjustment to intangible assets:

	Estimated fair market value adjustment	$23,195

(h)	Represents the following adjustment to trade accounts payables:

	Reclass to accrued and other current liabilities to conform to HWC’s presentation	$(2,600)

(i)	Represents the following adjustments to accrued and other liabilities:

	Reclass from trade accounts payable to conform to HWC’s presentation	$2,600
	Eliminate the environmental reserve retained by Teleflex	(325)
	Estimated closing working capital adjustment	188
	Additional consideration payable due to closing working capital adjustment	1,200
	Total	$3,663

(j)	Represents the following adjustment to long-term obligations:

	Record debt for funds borrowed to finance the acquisition date purchase price	$50,000

(k)	Represents the following adjustment to other liabilities:

	Eliminate the environmental reserve retained by Teleflex	$(911)

(l)	Represents the following adjustment to retained earnings:

	Eliminate historical acquisition date Heavy Lift equity	$(23,242)

(m)	Represents the following adjustment to deferred income taxes:

	Deferred tax on above noted adjustments	$(225)

(n)	Represents the following adjustment to deferred tax liabilities:

	Reclass of HWC’s long term deferred tax asset	$(3,043)
	Effect on deferred taxes of adjustments noted in items (a) through (l) above	8,724
	Total	$5,681

(o)	Represents the following adjustment to goodwill:

	Excess purchase price over the fair value of the net assets acquired	$8,600

Adjustments to Statement of Income
Three Months ended March 31, 2010

(p)	Represents the following adjustments to cost of sales and salaries and commissions:

	Reclass of warehouse salaries and commissions to conform to HWC’s presentation	$(673)
	Reclass of warehouse operating expenses to conform to HWC’s presentation	(22)
	Reclass of depreciation to conform to HWC’s presentation	(120)
	Total	$(815)

(q)	Represents the following adjustments to operating expenses:

	Reclass of warehouse expenses and operating expenses to conform to HWC’s presentation	$22
	Removal of charge related to participation in Teleflex securitization program	(275)
	Total	$(253)

(r)	Represents the following adjustments to depreciation and amortization:

	Reclass of depreciation expense to conform to HWC’s presentation	$120
	Eliminate depreciation on the building at 1902 Federal Road not acquired from Teleflex	(18)
	Additional depreciation and amortization associated with fair value adjustments to acquired fixed assets and amortizing intangible assets	117
	Total	$219
(s)	Represents the following adjustment to interest expense:

	Record interest associated with borrowings on third party loan agreement to finance
	the purchase price paid by HWC, at HWC’s acquisition date borrowing rate of 2.0%. A 1/8% increase in the interest rate would increase pre-tax interest expense by approximately $16 for the three months ended March 31, 2010.	$248

(t)	Represents the following adjustment to interest income from related parties:

	Eliminate historical interest income earned from predecessor related party transactions	$1,160

(u)	Represents the following adjustment to income taxes:

	Record the tax effect related to the pro forma adjustments, using an estimated statutory tax rate of 38.5%	$(474)

Adjustments to Statement of Income
Year ended December 31, 2009

(v)	Represents the following adjustments to cost of sales and salaries and commissions:

	Reclass of warehouse salaries and commissions to conform to HWC’s presentation	$(2,794)
	Reclass of warehouse operating expenses to conform to HWC’s presentation	(228)
	Reclass of depreciation to conform to HWC’s presentation	(468)
	Estimated fair value adjustment	580
	Total	$(2,910)

(w)	Represents the following adjustments to operating expenses:

	Reclass of warehouse expenses and operating expenses to conform to HWC’s presentation	$228
	Removal of charge related to participation in Teleflex securitization program	(1,228)
	Total	$(1,000)

(x)	Represents the following adjustments to depreciation and amortization:

	Reclass of depreciation expense to conform to HWC’s presentation	$468
	Eliminate depreciation on the building at 1902 Federal Road not acquired from Teleflex	(72)
	Additional depreciation and amortization associated with fair value adjustments to acquired fixed assets and amortizing intangible assets	476
	Total	$872

(y)	Represents the following adjustment to interest expense:

	Record interest associated with borrowings on third party loan agreement to finance
	the purchase price paid by HWC, at HWC’s acquisition date borrowing rate of 2.0%. A 1/8% increase in the interest rate would increase pre-tax interest expense by approximately $64 for the year ended December 31, 2009.	$992

(z)	Represents the following adjustment to interest income from related parties:

	Eliminate historical interest income earned from predecessor related party transactions	$4,123

(aa)	Represents the following adjustment to income taxes:

	Record the tax effect related to the pro forma adjustments, using an estimated statutory tax rate of 38.5%	$(1,875)